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                               CREDIT AGREEMENT

                         Dated as of December 15, 1997

                                by and between

                          CELTICS LIMITED PARTNERSHIP
                                as the Borrower

                      BOSTON CELTICS LIMITED PARTNERSHIP

                                      and

                        CITIZENS BANK OF MASSACHUSETTS
                                 as the Lender



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

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS


SECTION                                                                    PAGE

1.   DEFINITIONS AND RULES OF INTERPRETATION                                 1
     1.1.    Definitions                                                     1
     1.2.    Rules of Interpretation.                                       11

2.   THE CREDIT FACILITIES                                                  12
     2.1.    The Term Loan                                                  12
     2.2.    The Revolving Credit                                           12
     2.3.    Reduction of Available Commitment                              13
     2.4.    The Notes                                                      13
     2.5.    Interest on Revolving Credit Loans                             14
     2.6.    Requests for Revolving Credit Loans                            15
     2.7.    Conversion                                                     15
     2.8.    Funds for Loans                                                16
     2.9.    Additional Payments; Set-Off; Etc.                             16

3.   PREPAYMENT AND REPAYMENT OF THE LOANS                                  16

4.   CERTAIN GENERAL PROVISIONS                                             17
     4.1.    Commitment Fee                                                 17
     4.2.    Funds for Payments                                             18
     4.3.    Computations                                                   18
     4.4.    Inability to Determine LIBOR Rate                              18
     4.5.    Illegality                                                     19
     4.6.    Additional Costs, Etc                                          19
     4.7.    Capital Adequacy                                               20
     4.8.    Certificate                                                    21
     4.9.    Indemnity                                                      21
     4.10.   Interest on Overdue Amounts                                    21

5.   SECURITY                                                               21

6.   REPRESENTATIONS AND WARRANTIES                                         21
     6.1.    Legal Existence and Authority                                  21
     6.2.    Governmental and NBA Consents                                  22
     6.3.    Title to Properties; Leases                                    22
     6.4.    Financial Statements                                           22
     6.5.    No Material Changes, Etc.                                      23
     6.6.    Franchises, Patents, Copyrights, Etc.                          23
     6.7.    Litigation                                                     23
     6.8.    No Materially Adverse Contracts, Etc.                          23
     6.9.    Compliance With Other Instruments, Laws, Etc.                  23
     6.10.   Tax Status                                                     24
     6.11.   No Event of Default                                            24
     6.12.   Absence of Financing Statements, Etc.                          24
     6.13.   Perfection of Security Interest                                24
     6.14.   Related Party Transactions                                     24



     6.15.   Employee Benefit Plans                                         24
     6.16.   Regulation U and X                                             25
     6.18.   No Subsidiaries                                                25
     6.19.   Lease                                                          26

6A.  REPRESENTATIONS AND WARRANTIES OF BCLP                                 26
     6A.1.   Representations and Warranties in Section 6.                   26
     6A.2.   No Material Changes                                            26

7.   AFFIRMATIVE COVENANTS OF THE BORROWER                                  26
     7.1.    Punctual Payment                                               26
     7.2.    Maintenance of Office                                          26
     7.3.    Records and Accounts                                           26
     7.4.    Financial Statements, Certificates and Information             27
     7.5.    Notices                                                        28
     7.6.    Legal Existence; Maintenance of Properties                     29
     7.7.    Insurance                                                      30
     7.8.    Taxes                                                          30
     7.9.    Annual Financial Review                                        30
     7.10.   Inspection of Properties and Books                             30
     7.11.   Compliance with Laws, Contracts, Licenses, and Permits         31
     7.12.   Employee Benefit Plans                                         31
     7.13.   Use of Proceeds                                                31
     7.14.   Compliance with Lease                                          31
     7.15.   Further Assurances                                             32
     7.16.   Maintenance of Accounts                                        32
     7.17.   NBA Consent                                                    32

8.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER                             32
     8.1.    Restrictions on Indebtedness                                   32
     8.2.    Restrictions on Liens                                          33
     8.3.    Restrictions on Investments                                    34
     8.4.    Merger, Consolidation; Subsidiaries                            35
     8.5.    Employee Benefit Plans                                         35
     8.6.    Debt Service Coverage                                          35
     8.7.    Distributions                                                  36
     8.8.    Changes in NBA Franchise                                       36
     8.9.    NBA Franchise Valuation                                        36

8A.  CERTAIN NEGATIVE COVENANTS OF BCLP                                     36

9.   CLOSING CONDITIONS                                                     36
     9.1.    Loan Documents, Etc                                            36
     9.2.    Certified Copies of Partnership Agreement                      37
     9.3.    Partnership Action                                             37
     9.4.    Incumbency Certificate                                         37
     9.5.    Validity of Liens                                              37
     9.6.    Perfection Certificate and UCC Search Results                  37
     9.7.    Certificates of Insurance                                      37
     9.8.    Opinions of Counsel                                            37
     9.9.    Payment of Fees                                                37
     9.10.   NBA Charter                                                    38
     9.11.   No Adverse Change                                              38
     9.12.   Consummation of Marketing Alliance                             38
     9.13.   Facility Fee                                                   38
     9.14.   Landlord Consent, Waiver and Estoppel Certificate              38



10.  CONDITIONS TO ALL BORROWINGS                                           38
     10.1.   Representations True; No Event of Default                      38
     10.2.   No Legal Impediment                                            38
     10.3.   Governmental Regulation                                        38
     10.4.   Proceedings and Documents                                      39

11.  EVENTS OF DEFAULT: ACCELERATION: ETC.                                  39
     11.1.   Events of Default and Acceleration                             39
     11.2.   Termination of Commitment                                      42
     11.3.   Remedies                                                       42
     11.4.   Distribution of Collateral Proceeds                            42

12.  SETOFF                                                                 43

13.  EXPENSES                                                               43

14.  INDEMNIFICATION BY BORROWER                                            43

14A. INDEMNIFICATION BY BCLP                                                44

15.  SURVIVAL OF COVENANTS, ETC.                                            44

16.  ASSIGNMENT                                                             45
     16.1.   Assignment by the Lender                                       45
     16.2.   Disclosure                                                     45
     16.3.   Assignment by Borrower                                         45

17.  NOTICES, ETC.                                                          45

18.  GOVERNING LAW                                                          46

19.  HEADINGS                                                               46

20.  COUNTERPARTS                                                           46

21.  ENTIRE AGREEMENT, ETC.                                                 46

22.  WAIVER OF JURY TRIAL                                                   46

23.  CONSENTS, AMENDMENTS, WAIVERS, ETC.                                    47

24.  SEVERABILITY                                                           47

                           SCHEDULES AND EXHIBITS

Schedule 6.3    Title to Properties; Leases
Schedule 6.7    Litigation
Schedule 6.15   Employee Benefits
Schedule 8.3    Existing Investments

Exhibit A-1     Form of Term Note
Exhibit A-2     Form of Revolving Credit Note
Exhibit B       Form of Loan Request
Exhibit B-1     Form of Disbursement Letter
Exhibit C       Form of NBA Consent
Exhibit D       Form of Borrower's Counsel Opinion

                                CREDIT AGREEMENT
                                ----------------

      This CREDIT AGREEMENT is made as of the 12th day of December, 1997, by and between CELTICS LIMITED PARTNERSHIP (the "Borrower"), a Delaware limited partnership having its principal place of business at 151 Merrimac Street, Boston, Massachusetts 02114, BOSTON CELTICS LIMITED PARTNERSHIP ("BCLP") (only with respect to and Sections 6A, 8A and 14A as applicable), a Delaware limited partnership having its principal place of business at 151 Merrimac Street, Boston, Massachusetts 02114 and CITIZENS BANK OF MASSACHUSETTS (the "Lender"), a Massachusetts savings bank having its principal place of business at 28 State Street, Boston, Massachusetts 02109.

                                    Recitals
                                    --------

      BCLP is the sole limited partner of the Borrower and such limited partnership interest represents a 99% interest of the Borrower. The Borrower desires to refinance existing debt and arrange for credit facilities for its working capital needs.

      The Borrower has requested that the Lender make available a Term Loan of $50,000,000 and Revolving Credit Loans of up to $10,000,000. All of the obligations of the Borrower under this Agreement will be secured by a first perfected security interest in all tangible and intangible assets, now owned or hereafter acquired by Borrower, including but not limited to a security interest in the NBA Franchise and a leasehold mortgage of the lease between the Borrower and the New Boston Garden Corporation. The Lender is willing to provide the credit facilities described herein on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.   DEFINITIONS AND RULES OF INTERPRETATION

      1.1. Definitions. The following terms shall have the meanings set forth in this [SECTION]1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Advances. Collectively, advances and loans by the Borrower to any Person.

      Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      Available Commitment. That portion of the Commitment available for general working capital, as set forth in Section 2.2.

      Balance Sheet Date. June 30, 1997.

      Base Rate. The greater of (a) rate of interest announced from time to time by the Lender as its "Base Rate" and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

      Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

      Borrower. The meaning specified in the preamble hereto.

      Boston Celtics. The Boston Celtics professional NBA basketball team.

      Business  Day.  Any  day  on  which  banking   institutions   in  Boston,
Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      Capital Expenditures. Amounts paid or incurred, including indebtedness incurred, by Borrower in connection with the purchase or lease by Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of Borrower in accordance with generally accepted accounting principles.

      Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      Cash Flow from Operating Activities. For any period, "Net Cash Flows from Operating Activities" of the Borrower calculated in accordance with paragraphs 21 through 24 of Financial Accounting Standards Board Statement 95 - Statement of Cash Flows, as from time to time amended.

      Closing Date. The first date on which the conditions set forth in [SECTION]9 have been satisfied and any Loans are to be made.

      Coach Services Contracts. All contracts and agreements, whether now in existence or made during the effectiveness of this Agreement, with each Coach.

      Coach. Any Person engaged or formerly engaged to render coaching services in connection with the Boston Celtics, including any head coach, assistant coach, associate coach, strength coach and trainer.

      Code. The Internal Revenue Code of 1986, as amended.

      Collateral. All of the property, rights and interests of the Borrower, together with any additions thereto or replacements or proceeds thereof that are from time to time subject to the security interests, liens and mortgages created by the Security Documents.

      Collective Bargaining Agreement. The master collective bargaining agreement between the NBA and the NBPA applicable to the NBA and its players, which agreement shall extend for a term through the end of the 2000/2001 NBA season, unless earlier terminated in accordance with its terms.

      Commissioner. Any Person filling the office of Commissioner of the NBA.

      Commitment. The meaning specified in [SECTION]2.2.

      Commitment Fee. The meaning specified in [SECTION]4.1.

      Consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of BCLP and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      Credit Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

      Current Assets. All assets of the Borrower which may be properly classified as current assets in accordance with generally accepted accounting principles on a consolidated basis.

      Current Liabilities. All liabilities of the Borrower which may be properly classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis.

      Current Maturities. As of any date of determination, the aggregate amount of principal due and payable in respect of specified Indebtedness of the Borrower during the 12-month period commencing on such date.

      Debt Service. The following amounts for the periods indicated: (a) Interest Expense plus Current Maturities of Long Term Debt related to purchase money equipment financing and capitalized leases ("CMLTD-PM") for the reporting periods from December 31, 1997 through March 31, 2001; (b) Interest Expense plus CMLTD-PM plus $5,000,000 for the reporting periods from June 30, 2001 through March 31, 2002; and (c) Interest Expense plus CMLTD-PM plus Current Maturities of the Term Loan for all reporting periods beginning with the year ending June 30, 2002.

      Default. The meaning specified in [SECTION]11.1.

      Deferred Compensation. All money and other items of value payable to a Player or a Coach during a period commencing more than one year after the August 31 following the expiration of the term of such Player's or Coach's respective Player Contract or Coach Services Contract. The parties acknowledge and agree that the Borrower's obligation in respect of Deferred Compensation constitutes Indebtedness.

      Distribution. The declaration or payment of any distribution on or in respect of any units of any class of partnership interest of the Borrower other than distributions payable solely in units of partnership interest of the Borrower, directly or indirectly through a subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its unitholders as such; or any other distribution on or in respect of any units of any class of partnership interest of the Borrower.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Drawdown Date. The date on which a Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with [SECTION]2.7.

      Employee Benefit Plan. Any employee benefit plan within the meaning of [SECTION]3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. The Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under [SECTION]414 of the Code or Section 4001 of ERISA.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of [SECTION]4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Event of Default. The meaning specified in [SECTION]11.1.

      Expiration Date. The meaning specified in [SECTION]2.2.

      Federal Funds Effective Rate For any one day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Lender.

      Gaston Family. Gaston Family shall have the meaning specified in [SECTION]11.1(n).

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of [SECTION]3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of Capitalized Leases; and
(d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise.

      Initial Drawdown Date. The date of the initial drawdown of funds pursuant to the Revolving Credit Loan.

      Interest Expense. For any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of interest charged to earnings during such period by the Borrower in respect of all Indebtedness for borrowed money, Capital Leases and the deferred purchase price of property.

      Interest Payment Date. (a) As to any Base Rate Loan, the first day of each calendar quarter and any date on which such Base Rate Loan is converted to a LIBOR Rate Loan; and (b) as to any LIBOR Rate Loan, the last day of the Interest Period relating to such LIBOR Rate Loan, on every third month during any Interest Period longer than three months and when such LIBOR Rate Loan is due (by reason of acceleration or otherwise).

      Interest Period. With respect to each LIBOR Rate Loan, the one, two, three, six or twelve month period, as requested by the Borrower, commencing on the Drawdown Date of such LIBOR Rate Loan; provided that the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period for any LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

            (b) any Interest Period for any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last LIBOR Business Day of a calendar month; and

            (c) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Lease. That certain New Garden License/Lease Agreement dated as of April 14, 1993 between New Boston Garden Corporation, as lessor, and Celtics Limited Partnership, as lessee, notice of which is recorded with the Suffolk Registry of Deeds in Book 18193, Page 073.

      Lender. The meaning specified in the preamble hereto.

      Lender's Head Office. The Lender's office located at 28 State Street, Boston, Massachusetts 02109, or at such other location as the Lender may designate from time to time.

      LIBOR Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

      LIBOR Rate. In relation to any Interest Period applicable to a LIBOR Rate Loan, the quotient of (a) the fixed rate of interest determined by the Lender with respect to such LIBOR Rate Loan two LIBOR Business Days prior to the beginning of such Interest Period as being the rate at which deposits of Dollars are offered to the Lender in the London interbank eurodollar market as at 11:00 a.m. London time on such date for delivery on the first day of such Interest Period for the number of days comprised therein in an amount equal to the principal amount of such LIBOR Rate Loan to be outstanding on the first day of such Interest Period, divided by (b) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

      LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

      Loan Documents. This Credit Agreement, the Term Note, the Revolving Credit Note, the Security Documents, the Mortgage and the NBA Consent.

      Loan Request. The meaning specified in [SECTION]2.6.

      Loans. The Term Loan and the Revolving Credit Loans made by the Lender to the Borrower pursuant to [SECTION]2.1 and [SECTION]2.2 hereof.

      Long Term Debt. Indebtedness having a maturity date in excess of 12 months from the date of issuance.

      Marketing Alliance. The marketing alliance by and between Borrower and Lender, as reflected in the letter agreement dated September 30, 1997 and all subsequent agreements entered into by and between Borrower and Lender with respect to the sponsorship program described therein.

      Mortgage. The Leasehold Mortgage, Deed and Security Agreement from the Borrower to the Lender with respect to the leasehold interests of the Borrower in the Lease in form and substance satisfactory to the Lender.

      Multiemployer   Plan.  Any  multiemployer  plan  within  the  meaning  of
[SECTION]3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      NBA. The National Basketball Association, a joint venture composed of its member teams.

      NBA Agreements. Collectively, the NBC Sports Agreement, the TBS/TNT Agreement, the NBA Properties License Agreement, and any and all contracts or agreements which represent, evidence, extend, renew, replace or substitute for any of the foregoing, and all other contracts and agreements of every kind and nature, whether now in existence or made during the effectiveness of this Agreement, entered into by or with the NBA, any of its affiliates and/or any other members of the NBA relating to any of the Borrower's rights under the NBA Franchise or under any other contract, agreement, relationship, rule of law or otherwise, or relating to the grant to any Person (including, The American
Broadcasting Company, Columbia Broadcasting System, Inc., the National Broadcasting Company, Fox Broadcasting Company or any division or affiliate thereof) of any exhibition, broadcast, transmission, publishing, merchandising or other exploitation rights, without limitation, with regard to the NBA Franchise.

      NBA Charter. The constitution and by-laws of the NBA and the Joint Venture Agreement among the member teams of the NBA, as amended from time to time.

      NBA Consent. The agreement of the NBA, the Lender and the Borrower dated December 16, 1997, including the consent of the NBA to (i) the borrowings described herein and (ii) the grant of the security interests as described in the Security Documents.

      NBA Documents. The NBA Charter and the NBA Consent.

      NBA Franchise. The right of the Borrower under the NBA Charter, as a member of the NBA, to operate a professional basketball team.

      NBA Partnership Agreement. That certain NBA Market Extension Partnership Agreement dated as of October 25, 1990, and restated as of April 23, 1991, among the NBA franchises.

      NBA Play Stoppage. A work stoppage or strike by NBA players, or a "lock-out" or similar event preventing NBA players from engaging in NBA games, or the cancellation of at least eight (8) Boston Celtics regular season NBA games as a result of any of the foregoing events. An NBA Play Stoppage shall be deemed to continue until the recommencement of NBA games after a suspension thereof, so long as no further games are canceled.

      NBA Properties License Agreement. That certain License Agreement dated September 1, 1967, between the Borrower and NBA Properties, Inc.

      NBA Rules and Regulations. Collectively, the NBA Charter, the governing documents of the NBA, NBA Properties, Inc., NBA Development, LLC and NBA Market Extension Partnership, and such present and future rules, regulations, memoranda, resolutions and directives of the NBA Board of Governors or the Commissioner as may be generally applicable to member teams of the NBA, in each case as the same may be amended from time to time, and including the custom and practice thereunder.

      NBA Shareholder Agreement. That certain Agreement dated as of January 27, 1968, among the shareholders of NBA Properties, Inc.

      NBC Sports Agreement. That certain NBA/NBC Network Television Agreement dated November 11, 1997, between NBC Sports, a division of the National Broadcasting Company, Inc. and the NBA.

      NBPA. The National Basketball Players Association.

      Net Income. Net income (or loss) of the Borrower determined in accordance with generally accepted accounting principles, including any Subsidiaries of the Borrower to the extent that consolidated financial statements are required by generally accepted accounting principles.

      Notes. The Term Note and the Revolving Credit Note.

      Obligations. All indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created by [SECTION]4002 of ERISA and any successor entity or entities having similar responsibilities.

      Perfection Certificate. The Perfection Certificate as defined in the Security Agreement.

      Permitted  Liens.  Liens,   security  interests  and  other  encumbrances
permitted by [SECTION]8.2.

      Person. Any individual, corporation, partnership, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Player. Any Person engaged to play or who was previously engaged to play basketball and whom the Borrower is obligated to pay as a member of the Boston Celtics (whether in respect of current salary, bonus or Deferred Compensation).

      Player Contracts. All contracts and agreements, whether now in existence or made during the effectiveness of this Agreement, with each Player.

      Real Estate. All real property currently owned or leased by the Borrower, including the property subject to the Lease.

      Record. The grid attached to the Notes, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loan referred to in the Notes.

      Reserve Commitment. That portion of the Commitment to provide liquidity to make payments of principal and interest on the Term Loan and the Revolving Credit Loans in the event of an NBA Play Stoppage, as set forth in Section 2.2.

      Reserve Requirement. The maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lender against "Euro-currency Liabilities" as defined in said Regulation D.

      Revolving Credit Loans. The loans described in Section 2.2 hereof.

      Revolving Credit Note. The promissory note of the Borrower delivered pursuant to [SECTION]2.4.

      Security Agreement. The Security Agreement dated as of the date hereof between the Borrower and the Lender and in form and substance satisfactory to the Lender.

      Security Documents.  The Security Agreement, the Mortgage and any and all
other  agreements  and  instruments   heretofore  or  hereafter   securing  the
Obligations.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interest.

      TBS/TNT Agreement. That certain Agreement dated November 19, 1997, between the NBA and Turner Network Television, Inc.

      Term Loan. The term loan described in [SECTION]2.1 hereof.

      Term Note. The promissory notes of the Borrower delivered pursuant to [SECTION]2.1.

      Voting Interest. Stock, partnership units, or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders to cast any votes, whether or not the right so to vote exists by reason of the happening of a contingency.

      Working Capital. The excess of (a) Current Assets over (b) Current Liabilities.

      1.2. Rules of Interpretation.

      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

      (b) The singular includes the plural and the plural includes the singular.

      (c) A reference to any law includes any amendment or modification to such law.

      (d) A reference to any Person includes its permitted successors and permitted assigns.

      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

      (f) The words "include", "includes" and "including" are not limiting.

      (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

      (h) Reference to a particular "[SECTION]" refers to that section of this Credit Agreement unless otherwise indicated.

      (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

      (j) The term "generally accepted accounting principles" (i) when used herein, whether directly or indirectly through reference to a capitalized term used herein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (C) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (D) consistently applied with past financial statements of the Borrower adopting the same principles.

SECTION 2.   THE CREDIT FACILITIES

      2.1. The Term Loan.

      (a) On the Closing Date, the Lender will make a term loan (the "Term Loan") to the Borrower in the amount of $50,000,000. On the Closing Date, the Borrower will execute and deliver to the Lender the Term Note to evidence the Term Loan. The principal amount of the Term Loan will be repaid in quarterly installments of $2,500,000, payable on the first day of each calendar quarter (i.e., January, April, July and October) commencing on January 1, 2003, with the final installment due on December 15, 2007 (the "Term Loan Maturity Date") in the amount of the outstanding principal balance together with all accrued interest and fees payable hereunder.

      (b) The Borrower shall pay interest on the unpaid balance of the Term Loan from time to time outstanding at a per annum rate equal to 6.29%. Interest shall be payable in arrears on the first day of each calendar quarter, commencing January 1, 1998 and continuing until the Term Note shall have been paid in full.

      2.2. The Revolving Credit.

      (a) The Borrower wishes to establish a revolving credit with the Lender in an aggregate principal amount at any one time outstanding not in excess of $10,000,000 (the "Commitment"), to expire December 15, 2000 (the "Expiration Date"). The Expiration Date shall be automatically extended by one year on each of December 31, 1998 and December 31, 1999, unless the Lender has given the Borrower prior written notice to the contrary. The Lender is willing to establish such revolving credit on behalf of the Borrower, subject to the terms and conditions hereafter set forth.

      (b) Subject to the terms and conditions set forth in this Credit Agreement, the Lender hereby establishes a revolving credit (the loans made thereunder being referred to as the "Revolving Credit Loans") in favor of the Borrower in the principal amount of the Commitment. The Lender agrees to lend to the Borrower and the Borrower may borrow up to $7,000,000 of the Commitment to provide general working capital (the "Available Commitment"). The Lender agrees to lend to the Borrower and the Borrower may borrow up to the remaining $3,000,000 of the Commitment to provide liquidity to make payments of principal and interest on the Term Loan and the Revolving Credit Loans in the event and during the continuance of an NBA Play Stoppage (the "Reserve Commitment"). In the event the Collective Bargaining Agreement is renegotiated and results in a reduced possibility of an NBA Play Stoppage, the Borrower may request in writing that the Reserve Commitment be made available for general working capital. The Lender shall consider the Borrower's request in good faith in light of the renegotiated Collective Bargaining Agreement and the reduced possibility of an NBA Play Stoppage and the Lender shall respond within 60 days of such request from the Borrower. In the event the Lender fails to respond within 60 days, such failure to respond shall be deemed to be a denial of the request by the Lender. In the event the Lender responds favorably to the Borrower's request, then the Lender agrees to lend to the Borrower and the Borrower may borrow the entire Commitment to provide general working capital. The Borrower may repay and reborrow from time to time between the Closing Date and the Expiration Date upon notice by the Borrower to the Lender given in accordance with [SECTION]2.6. All Revolving Credit Loans shall be made as LIBOR Rate Loans or Base Rate Loans at Borrower's option. LIBOR Rate Loans may be converted to Base Rate Loans and Base Rate Loans may be converted to LIBOR Rate Loans. LIBOR Rate Loans shall be continued or converted to Base Rate Loans under circumstances specified in [SECTION]2.7 hereof. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in [SECTION]9 and [SECTION]10, in the case of the initial Revolving Credit Loan to be made on the Closing Date, and [SECTION]10, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      2.3. Reduction of Available Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Lender to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Available Commitment, whereupon the Available Commitment shall be reduced accordingly or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Lender the full amount of any Commitment Fee payable pursuant to [SECTION]4.1 then accrued on the amount of the reduction. No reduction of the Available Commitment may be reinstated.

      2.4. The Notes.

      (a) The Term Loan shall be evidenced by the promissory note of the Borrower in substantially the form of Exhibit A-1 hereto (the "Term Note"), dated as of the Closing Date and completed with appropriate insertions. The Term Note shall be payable to the order of the Lender in the principal amount equal to $50,000,000, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal on the Term Note or at any time thereafter, an appropriate notation on the Record reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Term Note to make payments of principal of or interest on the Term Note when due.

      (b) The Revolving Credit Loans shall be evidenced by the promissory note of the Borrower in substantially the form of Exhibit A-2 hereto (the "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. The Revolving Credit Note shall be payable to the order of the Lender in the principal amount equal to the Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by the Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Revolving Credit Note or at any time thereafter, an appropriate notation on the Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due.

      2.5. Interest on Revolving Credit Loans.

      (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof until repaid in full at the Base Rate. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change.

      (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of seven-tenths of one percent (0.70%) per annum above the LIBOR Rate determined for such Interest Period.

      (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Lender written notice in the form of Exhibit B hereto (or telephone notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 10:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) two
(2) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (a) the principal amount of the Revolving Credit Loan requested, (b) the proposed Drawdown Date of such Revolving Credit Loan, (c) in the case of LIBOR Rate Loans, the Interest Period for such Loan, and (d) the purpose or purposes to which such Loan proceeds shall be applied. Each Loan Request shall be in a minimum aggregate amount of (a) $100,000 or a higher integral multiple of $10,000 for Base Rate Loans and (b) $1,000,000 or a higher integral multiple of $100,000 for LIBOR Rate Loans. The initial Drawdown made hereunder on the Closing Date shall be made in accordance with the terms of the Disbursement Letter substantially in the form attached hereto as Exhibit B-1.

      2.7. Conversion.

      (a) The Borrower may, upon notice (a "Notice of Conversion") given to the Lender not later than 10:00 A.M. (Boston time), (i) two Business Days prior to the proposed Conversion in the case of a conversion into Base Rate Loans and
(ii) three LIBOR Business Days prior to the proposed Conversion in the case of conversion into LIBOR Rate Loans, convert, on any Business Day, any portion of the outstanding Revolving Credit Loans; provided, however, that any conversion of LIBOR Rate Loans may be made on, and only on, the last day of an Interest Period for such Loans. Each Notice of Conversion shall, within the restrictions specified above, specify (A) the date of such conversion, (B) the Loans to be converted, and (C) if such conversion is into LIBOR Rate Loans, the Interest Period for such Loan.

      (b) Anything herein to the contrary notwithstanding, if the Borrower, with respect to an outstanding LIBOR Rate Loan, fails to give the Notice of Conversion as required by this Section 2.6, then the Borrower shall be deemed to have given a timely notice of conversion to convert such Loan into a Base Rate Loan in an equivalent amount of dollars.

      (c) Any LIBOR Rate Loan may at Borrower's option be continued as such upon the expiration of an Interest Period with respect thereto as set forth in
(a) above; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing or in the event the Lender has delivered any notice pursuant to [SECTION]4.4 or [SECTION]4.5 hereof, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Lender active upon the Borrower's account have actual knowledge, or at the end of any such Interest Period in which the Lender has determined pursuant to [SECTION]4.4 that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest applicable to any LIBOR Rate Loan during such Interest Period.

      (d) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof.

      2.8. Funds for Loans. Upon receipt of the documents required by [SECTION]9 and [SECTION]10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Lender will make available to the Borrower the aggregate amount of such Revolving Credit Loans requested by the Borrower, subject to the limitation set forth in Section 2.2(b) hereof.

      2.9. Additional Payments; Set-Off; Etc.

      (a) If a payment of principal or interest hereunder is not made within 10 days of its due date, the Borrower will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Lender's right to exercise any of its rights or remedies if an Event of Default has occurred.

      (b) The Borrower hereby authorizes the Lender, without prior written notice to the Borrower, prior to an Event of Default to charge against the account of the Borrower with the Lender specified in writing by the Borrower an amount equal to the accrued interest and principal and other amounts from time to time due and payable to the Lender hereunder and under the Security Documents and during the continuance of an Event of Default, to so charge any account of the Borrower with the Lender.

      (c) No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. The outstanding amount of the Revolving Credit Loans as reflected on the Lender's records from time to time shall be considered correct and binding on the Borrower (absent manifest error) unless within 30 days after receipt of any notice by the Lender of such outstanding amount, the Borrower notifies the Lender in writing to the contrary.

SECTION 3.   PREPAYMENT AND REPAYMENT OF THE LOANS.

      (a) The Borrower shall have the right, at its election, to prepay the outstanding amount of the Term Loan, as a whole or in part, in amounts of $1,000,000 or a whole multiple of $100,000 in excess thereof, at any time without penalty or premium from Cash Flow from Operating Activities.

      (b) The Borrower shall have the right, at its election, to prepay the outstanding amount of the Term Loan, as a whole or in part, in amounts of $1,000,000 or a whole multiple of $100,000 in excess thereof, at any time from sources other than from Cash Flow from Operating Activities upon the payment of a premium equal to the percentage of such payment according to the following:

   Prepayment Date                                                   Penalty
   ---------------                                                   -------
   On or after Closing Date, but before December 15, 1999             2.5%
   On or after December 15, 1999, but before December 15, 2001        1.0%
   On or after December 15, 2001                                      0.5%

Such prepayment penalty will be waived if the Term Loan is prepaid (i) subsequent to the termination of the Marketing Alliance between the Borrower and the Lender or (ii) subsequent to December 31, 1998 or December 31, 1999 if the Expiration Date was not extended on such date by reason of Lender's notice to Borrower as set forth in [SECTION]2.2.

      (c) The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that in the case of prepayment of LIBOR Rate Loans pursuant to this [SECTION]3 on any day other than the last day of the Interest Period applicable thereto Borrower shall pay any penalties or premiums provided for in [SECTION]4.9. The Borrower shall give the Lender, no later than 10:00 a.m., Boston time, at least two (2) Business Days, prior written notice, of any proposed repayment pursuant to this [SECTION]3 of Base Rate Loans, and three (3) LIBOR Business Days notice of any proposed repayment pursuant to this [SECTION]3 of LIBOR Rate Loans, in each case, specifying the proposed date of payment of such Loans and the principal amount to be paid. Each such partial prepayment of such Loans shall be in a minimum amount of $100,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. If at any time the outstanding principal amount of the Revolving Credit Loans exceeds (i) in the case of Revolving Credit Loans for general working capital, the Available Commitment or (ii) in the case of Revolving Credit Loans to provide liquidity to make payments of principal and interest on the Term Loan and the Revolving Credit Loans in the event of an NBA Play Stoppage, the Reserve Commitment, the Company will immediately repay the Revolving Credit Note, subject to [SECTION]4.9, in an amount necessary to cause the outstanding principal amount of the Revolving Credit Loans not to exceed the Available Commitment or the Reserve Commitment, as the case may be.

SECTION 4.   CERTAIN GENERAL PROVISIONS.

      4.1. Commitment Fee. The Borrower agrees to pay to the Lender in arrears on the first Business Day of each calendar quarter (i.e., January, April, July and October) from the date of execution of this Credit Agreement until the Expiration Date a commitment fee (the "Commitment Fee") calculated at the rate of one quarter of one percent (1/4%) per annum on the daily average amount during the preceding quarter by which the Available Commitment exceeded the outstanding Revolving Credit Loans during such quarter.

      4.2. Funds for Payments.

      (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender at 28 State Street, Boston, Massachusetts 02109, or at such other location that the Lender may from time to time designate, in each case in immediately available funds.

      (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than taxes based upon or measured by the income or profits of the Lender, and other than any withholding tax imposed on any payments by the Borrower to the Lender), or, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      4.3. Computations. All computations of interest on the Loans and of commitment or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

      4.4 Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lender to make LIBOR Rate Loans shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Borrower.

      4.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or change in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans, the Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Lender to make LIBOR Rate Loans shall forthwith be suspended and (b) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Lender upon demand by the Lender any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this [SECTION]4.5, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

      4.6. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

      (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Lender, and other than any withholding tax imposed on any payments by the Borrower to the Lender), or

      (b) materially change the basis of taxation (except for changes in taxes on income or profits and except for any withholding tax imposed on any payments by the Borrower to the Lender) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Credit Agreement or the other Loan Documents, or

      (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

      (d) impose on the Lender any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part, and the result of any of the foregoing is

            (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment, or

            (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the Loans or the Commitment, or

            (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, within ten (10) Business Days following receipt of written notice from the Lender, which written notice shall include calculations of the amounts payable, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

      4.7. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction or any change in any such law or interpretation (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date of this Credit Agreement) affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made pursuant hereto, then the Lender may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the applicable rate(s) of interest on the Loans, the Borrower an the Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Lender in light of these circumstances. If the Borrower and the Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Lender's reasonable determination, provide adequate compensation. The Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      4.8. Certificate. A certificate setting forth any additional amounts payable pursuant to [SECTIONS]4.6 or 4.7 and a brief explanation of such amounts which are due including calculation of such amounts, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

      4.9. Indemnity. the Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense that the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) failure by the Borrower to borrow any Revolving Credit Loan hereunder after the Borrower has given (or is deemed to have given) a Loan Request relating thereto in accordance with [SECTION]2.6 or [SECTION]2.7 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans.

      4.10. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to one and one half of one percent (1-1/2%) above the applicable rate until such amount shall be paid in full (after as well as before judgment).

SECTION 5.   SECURITY.

      The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party; provided, however, that the maximum amount of Obligations secured pursuant to the Security Documents shall at no time exceed $66,000,000 in the aggregate.

SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

      6.1. Legal Existence and Authority.

      (a) Organization; Good Standing. The Borrower (i) is a partnership duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower, and (iv) is a member club in good standing of the NBA and is in compliance with all applicable provisions of the NBA Charter.

      (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the powers of the Borrower, (ii) have been duly authorized by its general partner,
(iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the partnership agreement of, or any material agreement or other material instrument binding upon, the Borrower or any provision of the NBA Charter or any of the NBA Rules and Regulations.

      (c) Enforceability. This Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party are the valid and legally binding obligations of the Borrower, enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      6.2.  Governmental  and  NBA  Consents.   The  execution,   delivery  and
performance by the Borrower of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority or the NBA other than those already obtained and delivered to the Lender in form and substance attached hereto as Exhibit C.

      6.3. Title to Properties; Leases. Except as indicated on Schedule 6.3 hereto, the Borrower owns all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      6.4. Financial Statements. There has been furnished to the Lender balance sheets of BCLP and the Borrower at the Balance Sheet Date, and statements of income of BCLP and the Borrower for the year ended, each certified by its independent auditors. Such balance sheets and income statements have been prepared in accordance with generally accepted accounting principles and present fairly its financial position on the date thereof and the results of its operations for the year then ended. There are no contingent liabilities of BCLP or the Borrower as of such date involving material amounts, known to its officers not disclosed in its balance sheet or in the related notes thereto.

      6.5. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of BCLP or the Borrower as shown on or reflected in the balance sheets as at the Balance Sheet Date or in the Notes thereto, other than changes in the ordinary course of business, that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or would have any such effect on the business or financial condition of the Borrower.

      6.6. Franchises, Patents, Copyrights, Etc. The Borrower possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      6.7. Litigation. Except as set forth in Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or threatened against BCLP or the Borrower before any court, tribunal or administrative agency or board or other dispute resolution body operating under the auspices of the NBA or operating pursuant to the provisions of the NBA Charter that, if adversely determined, might, either in any case or in the aggregate, materially affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower, considered as a whole, to carry on business substantially as now conducted by the Borrower, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      6.8. No Materially Adverse Contracts, Etc. The Borrower is not subject to any partnership agreement, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, after giving effect to anticipated changes in operations or other relationships, in the judgment of such entities officers, to have any materially adverse effect on the business of the Borrower.

      6.9. Compliance With Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of the NBA Charter, the Collective Bargaining Agreement, the NBA Agreements, the NBA Partnership Agreement or any other agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

      6.10. Tax Status. The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

      6.12. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or rights thereunder.

      6.13. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Lender's security interest in the Collateral. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      6.14. Related Party Transactions. The Borrower has no related party transactions, as such transactions are defined by Statement of Financial Accounting Standards No. 57 - Related Party Disclosures ("FAS 57"), other than those referred to in footnote E of the Notes to the June 30, 1997 Financial Statements.

      6.15. Employee Benefit Plans.

      (a) In General. Each Employee Benefit Plan of the Borrower has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Lender the most recently completed annual report, Form 5500, with all required attachments, and actuarial statements required to be submitted under [SECTION]103(d) of ERISA, with respect to each Guaranteed Pension Plan of the Borrower.

      (b) Terminability of Welfare Plans. Under each Employee Benefit Plan of the Borrower which is an employee welfare benefit plan within the meaning of [SECTION]3(1) or [SECTION]3(2)(B) or ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA. The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

      (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of [SECTION]302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC, except as described in Schedule 6.15. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation, except as described in Schedule 6.15, and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of [SECTION]4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

      (d) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under [SECTION]4201 of ERISA or as a result of a sale of assets described in [SECTION]4202 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of [SECTION]4241 or [SECTION]4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under [SECTION]4041A of ERISA.

      6.16. Regulation U and X. None of the proceeds of this Credit Agreement will be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      6.18. No Subsidiaries. There are no Subsidiaries of the Borrower.

      6.19. Lease. The Lease is in full force and effect and has not been modified, transferred or assigned. The Borrower is not in breach of any payment obligation with respect to the Lease and no material default has occurred or is continuing thereunder. The Borrower enjoys quiet possession under the Lease.

SECTION 6A.   REPRESENTATIONS AND WARRANTIES OF BCLP.

      6A.1. Representations and Warranties in Section 6. BCLP represents and warrants that the representations and warranties of Borrower as set forth in
Section 6 hereof (not including Sections 6.1(a)(iv), 6.18 and 6.19 and the last sentence of Section 6.13) are true and correct as to BCLP (as if it was the Borrower thereunder) as of the date of this Agreement and shall be true and correct as to BCLP through and including the Initial Drawdown Date.

      6A.2. No Material Changes. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of BCLP as shown on or reflected in the balance sheet as at the Balance Sheet Date or in the Notes thereto, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business, that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of BCLP or would have any such effect on the business or financial condition of BCLP.

SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or the Lender has any obligation to make any Loans:

      7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal of and interest on the Loans and the fees and other amounts provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the Note.

      7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 151 Merrimac Street, Boston, Massachusetts 02114, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      7.3. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

      7.4. Financial Statements, Certificates and Information. The Borrower will deliver to the Lender:

      (a) as soon as practical, but in any event not later than one hundred-ten
(110) days after the end of each fiscal year of BCLP, a balance sheet of BCLP, as at the end of such year and statements of income, changes in partners' capital and changes in cash flows for such year, setting forth in each case in comparative form the related amounts at the corresponding date or for the corresponding period of the preceding fiscal year. Such financial statements will be consolidated to the extent that consolidated financial statements are required by generally accepted accounting principles and, if consolidated, will be accompanied by consolidating financial statements for the current year. All such annual financial statements will be reported upon by an independent certified public accountant of recognized national standing acceptable to the Lender (Ernst & Young hereby being deemed acceptable to the Lender) expressing an opinion without modification regarding the fairness of presentation of such financial statements in accordance with generally accepted accounting principles;

      (b) as soon as practical, but in any event not later than one hundred-ten
(110) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower, as at the end of such year and statements of income, changes in partners' capital and changes in cash flows for such year, setting forth in each case in comparative form the related amounts at the corresponding date or for the corresponding period of the preceding fiscal year. Such financial statements will be consolidated to the extent that consolidated financial statements are required by generally accepted accounting principles and, if consolidated will be accompanied by consolidating financial statements for the current year. All such annual financial statements will be reported upon by an independent certified public accountant of recognized national standing acceptable to the Lender (Ernst & Young hereby being deemed acceptable to the Lender) expressing an opinion without modification regarding the fairness of presentation of such financial statements in accordance with generally accepted accounting principles, and a statement that in connection with their audit they reviewed any consolidating financial statements and that such consolidating financial statements are presented fairly in relation to the related consolidated financial statements taken as a whole, such statements to be without modification except for accounting changes with which such accountants concur, together with a statement that their examination included a review of this Agreement and that based upon their review nothing has come to their attention that has caused them to believe that the Borrower was not in compliance with any of the provisions of this Agreement insofar as they relate to accounting matters and are based on balances as of the close of such fiscal year or for the year then ended;

      (c) as soon as  practical,  but in any event not later than  seventy-five
(75) days after the end of each fiscal quarter of the Borrower, unaudited balance sheets of BCLP, as at the end of such quarter and unaudited statements of income, changes in partners' capital and changes in cash flows for such quarter and the fiscal year to date, setting forth in each case in comparative form the related amounts at the corresponding date or for the corresponding period of the preceding year. Such financial statements will be consolidated to the extent that consolidated financial statements are required by generally accepted accounting principles and, if consolidated, will be accompanied by consolidating financial statements for the current quarter. All such quarterly financial statements will be prepared in accordance with generally accepted accounting principles except that only those footnotes customarily presented in interim financial statements will be presented, together with a certification by the principal financial or accounting officer of Borrower and BCLP that such interim financial statements, other than any consolidating financial statements, present fairly (subject to year end adjustments) the financial position, results of operations, changes in partners' capital and cash flows at such date or for such periods and that any consolidating financial statements are presented fairly in relation to the related consolidated financial statements taken as a whole. Concurrently with the delivery of such financial statements, the Borrower will also certify that nothing has come to its attention that has caused it to believe that the Borrower was not in compliance with any of the provisions of this Agreement;

      (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature which includes, as a separate company basis or in consolidation, the financial statements of the Borrower filed with the Securities and Exchange Commission or sent to the Unitholders of BCLP;

      (e) from time to time such other financial data and information with respect to the Borrower (including accountants' management letters) as the Lender may reasonably request.

      7.5. Notices.

      (a) Defaults. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

      (b) Environmental Events. The Borrower will promptly give notice to the Lender (i) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by the Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, in either case, has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower, or the Lender's security interests pursuant to the Security Documents.

      (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims (including environmental claims), withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

      (d) Notice of Litigation and Judgments. The Borrower will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or to which the Borrower is or becomes a party involving an uninsured claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings; provided, however, that nothing in this Section 7.5(a) shall obligate the Borrower to give any notice to Lender with respect to any threatened litigation or proceedings arising against the Borrower by virtue of its membership in the NBA or against the NBA and its member teams. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $250,000.

      (e) Notice from NBA. The Borrower will promptly notify the Lender in writing of its receipt of notice from the NBA of any action or proceeding by or commenced against the NBA or its member teams or proposed to be taken against the Borrower by the NBA pursuant to any provision of the NBA Charter which could have a materially adverse effect on the Borrower, the franchise rights of the Borrower or the Borrower's status as a member in good standing of the NBA.

      (f) Notice of Defaults Under Lease. The Borrower will promptly notify the Lender in writing of the occurrence of any material default under the Lease. If any Person shall give any notice or take any other action in respect of a claimed material default, or a nonmaterial default which remains unresolved for a period in excess of 90 days, under the Lease, and in the case of a notice, such notice includes a notice of intent to terminate the Lease if the claimed default is not remedied, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default. In addition to the foregoing notices, Borrower shall furnish Lender with copies of all notices of default under the Lease, given by any Person, on a quarterly basis with the financial statements required under [SECTION]7.4 hereof.

      7.6. Legal Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises. It (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (c) will continue, unless it has Lender's prior written consent to make a change which consent will not be unreasonably withheld, to engage primarily in the businesses now conducted by its and in related businesses, and (d) will do or cause to be done all things necessary to preserve and keep in full force and effect its franchise and status as a member team of the NBA provided that nothing in this [SECTION]7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance, in the judgment of the Borrower, is desirable in the conduct of its business and does not in the aggregate materially adversely affect the business of the Borrower.

      7.7. Insurance. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement and the Mortgage.

      7.8. Taxes. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrower) imposed upon its and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, review or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      7.9. Annual Financial Review. The Lender shall have the right to conduct an annual financial review of this credit facility on or about December 15 of each year at its own cost during the term of this Credit Agreement.

      7.10. Inspection of Properties and Books. The Borrower shall permit the Lender or any of the Lender's designated representatives, to visit and inspect any of the properties of the Borrower to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by its officers, all at such reasonable times and intervals as the Lender may reasonably request.

      7.11. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its partnership agreement, (c) the applicable provisions and requirements of the NBA Documents, (d) all agreements and instruments by which it or any of its properties may be bound, and (e) all applicable decrees, orders, and judgments. If at any time while any Loan or Note is outstanding or the Lender has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government or the NBA shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

      7.12. Employee Benefit Plans. Upon request of the Lender, the Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Lender a copy of the most recent actuarial statement required to be submitted under [SECTION]103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Lender any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under [SECTIONS]302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068
of ERISA, or in respect of a Multiemployer Plan, under [SECTIONS]4041A, 4202, 4219, 4242, or 4245 of ERISA.

      7.13. Use of Proceeds. Borrower shall use proceeds from the Term Loan to repay outstanding indebtedness of the Borrower to Fleet National Bank. Borrower shall use any portion of the Available Commitment for general working capital. Borrower shall use any portion of the Reserve Commitment (i) to provide liquidity to make payments of principal and interest on the Term Loan and the Revolving Credit Loans in the event and during the continuance of an NBA Play Stoppage or (ii) if Lender so consents under [SECTION]2.2(b), for general working capital.

      7.14. Compliance with Lease. The Borrower will comply with the terms and provisions of the Lease and will not terminate or amend the Lease (i) in any respect which increases the rental or other fees, charges or expenses paid by the Borrower or (ii) in any other materially adverse manner, and in either case without the prior written consent of the Lender. In the event the Borrower enters into any new lease agreement for the lease of any property used for purposes of playing official games in the NBA and conducting practices relating thereto, the Borrower agrees to grant to the Lender a leasehold mortgage in favor of the Lender on such leasehold interest in substantially the form of the Mortgage (with appropriate modifications) and shall deliver in recordable form any and all documentation necessary to evidence the leasehold mortgage interest in favor of the Lender.

      7.15. Further Assurances. The Borrower will cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents and to enable the Lender to exercise all of its powers, rights, privileges and remedies hereunder and thereunder.

      7.16. Maintenance of Accounts. The Borrower shall maintain its primary deposit and cash management relationship with the Lender. The Borrower's lockbox established to facilitate ticket sales shall be opened with the Lender commencing with the 1998/1999 NBA season.

      7.17. NBA Consent. Each of the provisions of the Loan Documents shall be subject to the provisions of the NBA Consent, which the Borrower and the Lender have accepted. Without limiting the generality of the preceding sentence, the Lender shall not exercise, enforce or attempt to exercise or enforce any of its rights or remedies under any of the Loan Documents in violation of the NBA Consent.

SECTION 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or the Lender has any obligation to make any Loans:

      8.1. Restrictions on Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

      (a) Indebtedness to the Lender arising under any of the Loan Documents;

      (b) Current liabilities of the Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

      (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of [SECTION]7.8;

      (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

      (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

      (f)  Indebtedness  in  respect  of  Player  Contracts  or Coach  Services
Contracts;

      (g) Ticket refunds payable;

      (h) Capitalized Leases as determined in accordance with generally accepted accounting principles and purchase money financing of equipment in an aggregate amount at any time outstanding not to exceed $500,000; and

      (i) Indebtedness of the Borrower consisting of its obligations as a partner or member of the NBA other than obligations in respect of borrowed money.

      8.2. Restrictions on Liens. The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property; or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

            (i) liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue except claims permitted to be unpaid under [SECTION]7.8;

            (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by [SECTION]8.1(d);

            (iv) liens of carriers, warehousemen, mechanics and material men, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

            (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have materially adverse effect on the business of the Borrower;

            (vi) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness incurred pursuant to [SECTION]8.1(h) in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (vii) liens in favor of the Lender under the Loan Documents; and

            (viii) liens arising with respect to Capitalized Leases permitted by [SECTION]8.1(h).

      8.3. Restrictions on Investments. The Borrower will not make or permit to exist or to remain outstanding any Investment except:

      (a) Investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

      (b) Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

      (c) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated at the ratings for which are not less than "p 2" if rated by Moody's Investors Services, Inc., and not less than "a 2" if rated by Standard and Poor's;

      (d) Investments in repurchase agreements secured by any one or more of the instruments in which the Borrower is permitted to invest pursuant to [SECTION]8.3(a), (b) and (c);

      (e) Investments existing on the date hereof and listed on Schedule 8.3 hereto;

      (f)  Investments  in Affiliates of the Borrower other than as provided in
[SECTION]8.3(h)   not  to  exceed   $500,000  in  the  aggregate  at  any  time
outstanding;

      (g) Investments incurred in the ordinary course of business in an amount not to exceed $500,000;

      (h) Investments in the NBA, NBA Properties, Inc., NBA Development, LLC and the NBA Market Extension Partnership (i) existing on July 1, 1997, as described on Schedule 8.3 hereto, and any earnings thereon, and (ii) incurred after July 1, 1997 not to exceed $3,000,000 in the aggregate, and any earnings thereon, at any time outstanding other than as provided in [SECTION]8.3(f); and

      (i) Investments consisting of the Borrower's interest as a policy holder of Planet Insurance.

      8.4 Merger, Consolidation; Subsidiaries.

      (a) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices). The Borrower will not have any Subsidiaries.

      (b) The Borrower will not become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

      8.5. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will:

      (a) engage in any "prohibited transaction" within the meaning of [SECTION]406 of ERISA or [SECTION]4975 of the Code which could result in a material liability for the Borrower; or

      (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in [SECTION]302 of ERISA, whether or not such deficiency is or may be waived; or

      (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to [SECTION]302(f) or [SECTION]4068 of ERISA; or

      (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of [SECTION]4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      8.6. Debt Service  Coverage.  The Borrower  shall not permit the ratio of
(a) (i) Cash Flows from Operating  Activities plus (ii) Interest  Expense minus
(iii) Capital Expenditures minus (iv) dividends and other Distributions and minus (v) cash taxes paid, divided by (B) Debt Service, for each period of four consecutive quarters, commencing with the period ending December 31, 1997 to fall below 1.25-to-1.00.

      8.7 Distributions. Cumulative cash Distributions from July 1, 1997 to the date of and including any proposed distribution shall be limited to cumulative Cash Flows from Operating Activities of Borrower for that same period. If an Event of Default other than an Event of Default specified in [SECTION]11.1(a) or (b) shall have occurred and be continuing, then until such time as Lender exercises its rights to accelerate the maturity of the Loans pursuant to [SECTION]11.1, Borrower shall make no further cash distributions to any partner other than distributions to partners for purposes of paying federal and state income taxes for which the shareholders or partners of such partner are liable under [SECTION]702 or 1366 of the Code and which are attributable to the Borrower's taxable income. If any one or more of the Events of Default specified in [SECTION]11.1(a) or (b) shall occur and be continuing, or if Lender exercises its rights to accelerate the maturity of the Loans pursuant to [SECTION]11.1, Borrower will not make any further cash distributions to any partner.

      8.8.  Changes in NBA Franchise.  The Borrower will not permit or agree to
(a) any termination of the NBA Franchise, (b) any assignment, transfer, or other disposition by the Borrower of any right or interest of the Borrower in the NBA Franchise other than in connection with events relating to the NBA which affect all NBA teams equally, or (c) any move or relocation of the home site of the NBA Franchise from the premises subject to the Lease.

      8.9. NBA Franchise Valuation. On or before November 30, 1998, the Borrower shall have delivered to the Lender a valuation of the NBA Franchise prepared by a valuation firm acceptable to Lender and showing a value of at least $120,000,000.

      SECTION 8A. CERTAIN NEGATIVE COVENANTS OF BCLP. BCLP covenants and agrees that, so long as any Loan or Note is outstanding or the Lender has any obligation to make any Loans that BCLP will not take any actions that are in contravention of this Agreement.

      SECTION 9. CLOSING CONDITIONS. The obligation of the Lender to make any Loan on the Initial Drawdown Date shall be subject to the satisfaction of the following conditions precedent:

      9.1. Loan Documents, Etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each such document.

      9.2. Certified Copies of Partnership Agreement. The Lender shall have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, of its partnership agreement as in effect on such date of certification, certified by the Secretary of State of the State of Delaware.

      9.3. Partnership Action. All action necessary for the valid execution, delivery and performance by the Borrower and BCLP of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

      9.4. Incumbency Certificate. The Lender shall have received from the General Partner of the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the General Partner of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the General Partner, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      9.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) lien on and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

      9.6. Perfection Certificate and UCC Search Results. The Lender shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to its Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Lender.

      9.7. Certificates of Insurance. The Lender shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

      9.8. Opinions of Counsel. The Lender shall have received a favorable opinion addressed to the Lender, dated as of the Closing Date, in form and substance satisfactory to the Lender substantially as set forth in Exhibit D hereto.

      9.9. Payment of Fees. The Borrower shall have paid to the Lender the fees and other fees and expenses to be paid by the Borrower in connection with the documentation of the transactions described in this Agreement.

      9.10. NBA Charter. The Borrower shall have delivered to the Lender the NBA Charter, executed by duly authorized representatives of the member teams of the NBA.

      9.11. No Adverse Change. There shall have been no materially adverse change in the business, properties, financial condition, operations or results of operations of the Borrower since the Balance Sheet Date.

      9.12. Consummation of Marketing Alliance. The Borrower and the Lender shall have entered into the Marketing Alliance.

      9.13. Facility Fee. The Borrower shall have paid to the Lender a facility fee equal to $25,000, which shall be deemed earned in full at the Closing Date.

      9.14. Landlord Consent, Waiver and Estoppel Certificate. The Lender shall have received a Landlord Consent, Waiver and Estoppel Certificate, duly executed by the New Boston Garden Corporation in a form acceptable to the Lender.

SECTION 10. CONDITIONS TO ALL BORROWINGS. The obligations of the Lender to make any Loan whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Lender shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

      10.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make such Loan.

      10.3. Governmental Regulation. The Lender shall have received such statements in substance and form reasonably satisfactory to the Lender as the Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      10.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lender and its counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

SECTION 11.   EVENTS OF DEFAULT: ACCELERATION: ETC.

      11.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

      (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such non-payment, shall not have been cured within 5 days of such due date;

      (b) the Borrower shall fail to pay any interest on the Loans, the Commitment Fee or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such non-payment shall not have been cured within 5 days following receipt of written notice of any amounts due;

      (c) the Borrower shall fail to comply with any of its covenants contained in [SECTION]8 hereof;

      (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [SECTION]11) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Lender;

      (e) any representation or warranty of the Borrower or BCLP in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

      (f) the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation in respect of any debt or similar monetary obligations, whether direct or indirect of the Borrower which exceeds in the aggregate $250,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

      (g) the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower or shall commence any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower and the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein;

      (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower in an involuntary case under federal, state or other bankruptcy law as now or hereafter constituted;

      (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against the Borrower that, alone or with other outstanding final judgments, undischarged, against the Borrower exceeds in the aggregate $250,000;

      (j) the Borrower shall be in material default under the Lease or if for any reason the Lease shall not be in full force and effect during the term of this Credit Agreement;

      (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or its general partner, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

      (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Lender shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

      (m) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any material assets of the Borrower included in the Collateral;

      (n) BCLP shall, at any time, own less than all limited partnership interests in the Borrower, which limited partnership interests represent a 99% interest in the Borrower and if control of Boston Celtics Corporation, the General Partner of the Borrower and Celtics, Inc., the General Partner of BCLP, which general partnership interests represent, respectively, a 1% interest in the Borrower and a 1% interest in BCLP is not held by the Gaston Family. For purposes of this [SECTION]11.1(n) control shall mean ownership of more than 50% of outstanding voting shares of such entity and Gaston Family shall mean Paul
E. Gaston and his family as determined with reference to Section 318(a) of the Code including attributions from any partnership, estate, trust or corporation;

      (o) the Borrower shall be in material default under the NBA Charter and the NBA shall have commenced action against the Borrower in connection with such default or if the franchise rights granted to the Borrower pursuant to the NBA Charter shall be terminated, suspended, canceled or rescinded during the term of this Credit Agreement or if the Borrower ceases for any reason to be a member in good standing of the NBA;

      (p) if any of the Security Documents, once executed and delivered, shall in any material respect fail to provide to the Lender the liens intended to be created thereby or cease to be in full force and effect, or the validity thereof or the applicability thereof to the Loans, the Note, or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be questioned or disaffirmed by or on behalf of the Borrower or any party thereto;

      (q) if any material change of ownership or reorganization of BCLP shall have occurred without the prior written consent of Lender, such consent shall not be unreasonably withheld;

then, and in any such event, so long as the same may be continuing, the Lender may by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in [SECTION]11.1(g) or [SECTION]11.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

      11.2 Termination of Commitment. If any one or more of the Events of Default specified in [SECTION]11.1(g) or [SECTION]11.1(h) shall occur, any unused portion of the credit hereunder shall be immediately terminated and the Lender shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Lender may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lender shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Lender arising under other agreements or instruments.

      11.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans pursuant to [SECTION]11.1, the Lender may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, or in aid of the exercise of any power granted hereby or thereby or by law, including as permitted by applicable law the obtaining of the appointment of a receiver, ex parte or otherwise, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      11.4 Distribution of Collateral Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

      (a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and supports the provision of adequate indemnity to the Lender against all taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

      (b) Second, to all other Obligations in such order or preference as the Lender may determine; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

      (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to [SECTION]9- 504
(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

      (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

SECTION 13. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred (i) in connection with the preparation of the Loan Documents and other instruments mentioned herein (up to $7,500 in the aggregate for fees), and (ii) amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Lender incurred by the Lender in connection with the preparation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings or Mortgage recordings. The covenants of this [SECTION]13 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

SECTION 14. INDEMNIFICATION BY BORROWER. The Borrower agrees to indemnify and hold harmless the Lender and its officers, directors, employees and agents from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral, (c) the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no indemnification shall be allowed if the Lender is finally adjudicated to have acted in bad faith or if such liability is finally adjudicated to have been caused by the Lender's gross negligence or willful misconduct. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this [SECTION]14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

SECTION 14A. INDEMNIFICATION BY BCLP. BCLP agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of any breach of any representation or warranty made by BCLP in this Credit Agreement or any of the other Loan Documents. In litigation, or the preparation thereof, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, BCLP agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of BCLP under this Section 14A are unenforceable for any reason, BCLP hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

SECTION 15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

SECTION 16.   ASSIGNMENT.

      16.1. Assignment by the Lender. The Lender shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Borrower; provided, however, that such consent shall not be unreasonably withheld if such assignment is to any United States national or state chartered bank and does not result in any increased cost to the Borrower; provided further, however, that the Lender may, at any time and from time to time, sell, transfer, assign or otherwise grant an interest in any Loan to a U.S. Subsidiary or any U.S. affiliate of the Lender and to The Royal Bank of Scotland.

      16.2 Disclosure. The Borrower agrees that the Lender may disclose information obtained by the Lender pursuant to this Credit Agreement to assignees and potential assignees hereunder; provided that such assignees or potential assignees shall agree (a) to treat in confidence such information,
(b) not to disclose such information to a third party (except as required by law or regulatory authority) and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment.

      16.3 Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

SECTION 17. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the Borrower, Boston Celtics Limited Partnership, 151 Merrimac Street, Boston, Massachusetts 02114, Attention: Mr. Richard Pond, Executive Vice President and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

      (b) if to the Lender, at Citizens Bank of Massachusetts, 28 State Street, Boston, Massachusetts 02109, Ms. Lori B. Leeth, Senior Vice President, or such other address for notice as the Lender shall last have furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

SECTION 18. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF
MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN [SECTION]17. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 19. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 20. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 21. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [SECTION]23.

SECTION 22. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Note or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, and except in the case of the Lender's gross negligence, bad faith or willful misconduct the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Lender has been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 23. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement and except for any consent or approval required by the NBA or NBA Properties, Inc. or NBA Development, LLC, any consent or approval required or permitted by this Credit Agreement to be given by the Lender may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 24. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall beheld invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.



IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their duly authorized representatives all as of the day and year first set forth above.

                                       CELTICS LIMITED PARTNERSHIP

                                       By: Boston Celtics Corporation,
                                           as General Partner


                                       By: /s/ RICHARD POND
                                           ------------------------------------
                                               Richard Pond,
                                               Executive Vice President
                                                and Chief Financial Officer


                                       BOSTON CELTICS LIMITED PARTNERSHIP*

                                       By: Celtics, Inc., as General Partner


                                       By: /s/ RICHARD POND
                                           ------------------------------------
                                               Richard Pond,
                                               Executive Vice President
                                                and Chief Financial Officer

                                       CITIZENS BANK OF MASSACHUSETTS


                                       By: /s/ LORI B.LEETH
                                           ------------------------------------
                                               Lori B. Leeth,
                                               Senior Vice President



*     With respect to Sections 6A, 8A and 14A as applicable.



                                  Schedule 6.3
                                  ------------


                            to the Credit Agreement
                         dated as of December 15, 1997
                  by and between Celtics Limited Partnership
     Boston Celtics Limited Partnership and Citizens Bank of Massachusetts


                          Title to Properties; Leases
                          ---------------------------


      License/Lease Agreement dated as of April 4, 1990 and amended April 14, 1993 between New Boston Garden Corporation and Celtics Limited Partnership, pertaining to the New Boston Garden

      Lease dated as of November 8, 1989 between Causeway Industries Trust and Celtics Limited Partnership, with amendments 1, 2 and 3, pertaining to office space at 151 Merrimac Street, Boston, Massachusetts

      Miscellaneous furniture and fixtures (undepreciated book value at 6/30/97 of $181,250)

      Miscellaneous equipment and improvements (undepreciated book value at 6/30/97 of $695,164)

                                  Schedule 6.7
                                  ------------


                            to the Credit Agreement
                         dated as of December 15, 1997
                  by and between Celtics Limited Partnership
     Boston Celtics Limited Partnership and Citizens Bank of Massachusetts


                                  Litigation
                                  ----------


      Celtics Limited Partnership, as a member of the National Basketball Association (the "NBA"), is a defendant along with the other members in various lawsuits incidental to the NBA's basketball operations. Celtics Limited Partnership will generally be liable, jointly and severally, with all other members of the NBA for the costs of defending such lawsuits and any liabilities of the NBA which might result from such lawsuits.



                                 Schedule 6.15
                                 -------------


                            to the Credit Agreement
                         dated as of December 15, 1997
                  by and between Celtics Limited Partnership
     Boston Celtics Limited Partnership and Citizens Bank of Massachusetts


                            Employee Benefit Plans
                            ----------------------

                                     None

                                 Schedule 8.3
                                 ------------


                            to the Credit Agreement
                         dated as of December 15, 1997
                  by and between Celtics Limited Partnership
     Boston Celtics Limited Partnership and Citizens Bank of Massachusetts


                                  Investments
                                  -----------


      NBA Franchise (unamortized balance at 6/30/97 of $4,010,221)

      NBA Properties, Inc. and Subsidiaries - 10 shares (book value at 7/31/92 of negative $333,333, book value at 7/31/96 of negative $401,138, carried at no value on the balance sheet of Celtics Limited Partnership)

      NBA Market Extension Partnership - pro rata partnership interest with all NBA franchises (book value at 6/30/97 of $2,581,644, carried at no value on the balance sheet of Celtics Limited Partnership)

      NBA Development LLC - no investment as of 6/30/97

      Planet Insurance Limited (book value at 12/31/96 of $135,319, carried at no value on the balance sheet of Celtics Limited Partnership)